Exhibit 99.2
Footnote Disclosure

(1) In prior reports, 308,375 shares were reported as being held indirectly through Windamere, LLC. On February 2, 2006, Windamere, LLC liquidated 30,511 shares to its members.
As part of this distribution, St. Paul Fire and Marine
Insurance Company received directly 30,206 shares and SPVC Partners I, LLC received directly 241 shares. As a result of the distribution, Windamere, LLC holdings decreased from 308,375 to 277,864 prior to the May 2, 2006 disposition.

(2) Represents securities held directly by Windamere, LLC. Voting and investment power over the shares are generally held by the managing member of Windamere, LLC; however, investments or dispositions must be approved by the board of directors of Windamere, LLC. Split Rock Partners, LLC has the right to appoint a majority of the members of the board of directors of Windamere, LLC. St. Paul Fire and Marine Insurance Company, a wholly owned subsidiary of The St. Paul Travelers Companies, Inc., owns a controlling interest of Windamere, LLC. Each of Split Rock Partners, LLC, St. Paul Fire and Marine Insurance Company and The St. Paul Travelers Companies, Inc. may be deemed to be an indirect beneficial owner of the reported securities. Each of Split Rock Partners, LLC, St. Paul Fire and Marine Insurance Company and The St. Paul Travelers Companies, Inc. disclaims any beneficial ownership of the reported securities, except to the extent of any pecuniary interest therein. This report shall not be deemed an admission that any of the reporting persons is the beneficial owner of such securities for purposes of Section 16 or for any other purpose.

(3) In prior reports, 385,688 shares were reported as being held indirectly through Windamere II, LLC. On February 2, 2006, Windamere II, LLC liquidated 38,160 shares to its members. As part of this distribution, St. Paul Fire and Marine Insurance Company received directly 37,778 shares, and SPVC Partners I,
LLC received directly 80 shares. As a result of the distribution, Windamere II, LLC holdings decreased from 385,688 to 347,528 prior to the May 2, 2006 disposition.

(4) Represents securities held directly by Windamere II, LLC. Voting and investment power over the shares are generally held by the managing member of Windamere II, LLC; however, investments or dispositions must be approved by the board of directors of Windamere II, LLC. Split Rock Partners, LLC has the right to appoint a majority of the members of the board of directors of Windamere II, LLC. St. Paul Fire and Marine Insurance Company, a wholly owned subsidiary of The St. Paul Travelers Companies, Inc., owns a controlling interest of Windamere II, LLC. Each of Split Rock Partners, LLC, St. Paul Fire and Marine Insurance Company and The St. Paul Travelers Companies, Inc. may be deemed to be an indirect beneficial owner of the reported securities. Each of Split Rock Partners, LLC, St. Paul Fire and Marine Insurance Company and The St. Paul Travelers Companies, Inc. disclaims any beneficial ownership of the reported securities, except to the extent of any pecuniary interest therein. This report shall not be deemed an admission that any of the reporting persons is the beneficial owner of such securities for purposes of
Section 16 or for any other purpose.

(5) In prior reports, 178,772 shares were reported as being held indirectly through Windamere III, LLC. On February 2, 2006, Windamere III, LLC liquidated 17,688 shares to its members. As part of this distribution, St. Paul Fire and Marine Insurance Company received directly 17,511 shares, and SPVC Management VI, LLC received directly 31 shares. As a result of the distribution, Windamere III, LLC holdings decreased from 178,772 to 161,084 prior to the May 2, 2006 disposition.

(6) Represents securities held directly by Windamere III, LLC. Voting and investment power over the shares are generally held by the managing member of Windamere III, LLC; however, investments or dispositions must be approved by the board of directors of Windamere III, LLC. Split Rock Partners, LLC has the right to appoint a majority of the members of the board of directors of Windamere III, LLC. St. Paul Fire and Marine Insurance Company, a wholly owned subsidiary of The St. Paul Travelers Companies, Inc., owns a controlling interest of Windamere III, LLC. Each of Split Rock Partners, LLC, St. Paul Fire and Marine Insurance Company and The St. Paul Travelers Companies, Inc. may be deemed to be an indirect beneficial owner of the reported securities. Each of Split Rock Partners, LLC, St. Paul Fire and Marine Insurance Company and The St. Paul Travelers Companies, Inc. disclaims any beneficial ownership of the reported securities, except to the extent of any pecuniary interest therein. This report shall not be deemed an admission that any of the reporting persons is the beneficial owner of such securities for purposes of Section 16 or for any other purpose.

(7) In prior reports, 937,653 shares were reported as being held indirectly through Fog City Fund, LLC. On February 2, 2006, Fog City Fund, LLC liquidated 92,773 shares to its members. As part of this distribution, St. Paul Fire and Marine Insurance Company received directly 91,846 shares, and SPVC Management VI, LLC received directly 161 shares. As a result of the distribution, Fog City Fund, LLC holdings decreased from 937,653 to 844,880 prior to the May 2, 2006 disposition.

(8) Represents securities held directly by Fog City Fund, LLC.
Voting and investment power over the shares are generally held by the managing member of Fog City Fund, LLC; however, investments or dispositions must be approved by the board of directors of Fog City Fund, LLC. Split Rock Partners, LLC has the right to appoint a majority of the members of the board of directors of Fog City Fund, LLC. St. Paul Fire and Marine Insurance Company, a wholly owned subsidiary of The St. Paul Travelers Companies, Inc., owns a controlling interest of Fog City Fund, LLC. Each of Split Rock Partners, LLC, St. Paul Fire and Marine Insurance Company and The
St. Paul Travelers Companies, Inc. may be deemed to be an indirect beneficial owner of the reported securities. Each of Split Rock Partners, LLC, St. Paul Fire and Marine Insurance Company and The
St. Paul Travelers Companies, Inc. disclaims any beneficial ownership of the reported securities, except to the extent of any pecuniary interest therein. This report shall not be deemed an admission that any of the reporting persons is the beneficial owner of such securities for purposes of Section 16 or for any other purpose.

(9) Represents securities held directly by SPVC Partners I, LLC, which is jointly managed by Split Rock Partners, LLC and Vesbridge Partners, LLC. Voting and investment power over the shares, however, has been delegated solely to Split Rock Partners, LLC. Split Rock Partners, LLC has delegated voting and investment decisions with respect to the shares to four individuals who require a two-thirds vote to act.
Split Rock Partners, LLC may be deemed to be an indirect beneficial owner of the reported securities. Split Rock Partners, LLC disclaims any beneficial ownership of the reported securities, except to the extent of any pecuniary interest therein. This report shall not be deemed an admission that any of the reporting persons is the beneficial owner of such securities for purposes of Section 16 or for any other purpose.

(10) Represents securities held directly by SPVC Management VI, LLC, which is jointly managed by Split Rock Partners, LLC and Vesbridge Partners, LLC. Voting and investment power over the shares, however, has been delegated solely to Split Rock Partners, LLC. Split Rock Partners, LLC has delegated voting and investment decisions with respect to the shares to four individuals who require a two-thirds vote to act. Split Rock Partners, LLC may be deemed to be an indirect beneficial owner of the reported securities. Split Rock Partners, LLC disclaims any beneficial ownership of the reported securities, except to the extent of any pecuniary interest therein. This report shall not be deemed an admission that any of the reporting persons is the beneficial owner of such securities for purposes of Section 16 or for any other purpose.

(11) Represents securities held directly by St. Paul Venture Capital
V, LLC, which is jointly managed by Split Rock Partners, LLC and Vesbridge Partners, LLC. Voting and investment power over the shares, however, has been delegated solely to Split Rock Partners, LLC. Split Rock Partners, LLC has delegated voting and investment decisions with respect to the shares to four individuals who require a two-thirds vote to act. St. Paul Fire and Marine Insurance Company, a wholly owned subsidiary of The St. Paul Travelers Companies, Inc., has the right to appoint a majority of the members of the board of directors of St. Paul Venture Capital V, LLC, and owns a controlling interest of St. Paul Venture Capital V, LLC. Each of Split Rock Partners, LLC, St. Paul Fire and Marine Insurance Company and The St. Paul Travelers Companies, Inc. may be deemed to be an indirect beneficial owner of the reported securities. Each of Split Rock Partners, LLC, St. Paul Fire and Marine Insurance Company and The St. Paul Travelers Companies, Inc. disclaims any beneficial ownership of the reported securities, except to the extent of any pecuniary interest therein. This report shall not be deemed an admission that any of the reporting persons is the beneficial owner of such securities for purposes of Section 16 or for any other purpose.

(12) Represents securities held directly by St. Paul Venture Capital VI, LLC, which is jointly managed by Split Rock Partners, LLC and Vesbridge Partners, LLC. Voting and investment power over the shares, however, has been delegated solely to Split Rock Partners, LLC. Split Rock Partners, LLC has delegated voting and investment decisions with respect to the shares to four individuals who require a two-thirds vote to act. St. Paul Fire and Marine Insurance Company, a wholly owned subsidiary of The St. Paul Travelers Companies, Inc., has the right to appoint a majority of the members of the board of directors of St. Paul Venture Capital VI, LLC, and owns a controlling interest of St. Paul Venture Capital VI, LLC. Each of Split Rock Partners, LLC, St. Paul Fire and Marine Insurance Company and The St. Paul Travelers Companies, Inc. may be deemed to be an indirect beneficial owner of the reported securities. Each of Split Rock Partners, LLC, St. Paul Fire and Marine Insurance Company and The St. Paul Travelers Companies, Inc. disclaims any beneficial ownership of the reported securities, except to the extent of any pecuniary interest therein. This report shall not be deemed an admission that any of the reporting persons is the beneficial owner of such securities for purposes of Section 16 or for any other purpose.

(13) Represents securities held directly by St. Paul Venture Capital Affiliates Fund I, LLC, which is jointly managed by Split Rock Partners, LLC and Vesbridge Partners, LLC. Voting and investment power over the shares, however, has been delegated solely to Split Rock Partners, LLC. Split Rock Partners, LLC has delegated voting and investment decisions with respect to the shares to four individuals who require a two-thirds vote to act. Split Rock Partners, LLC may be deemed to be an indirect beneficial owner of the reported securities. Split Rock Partners, LLC disclaims any beneficial ownership of the reported securities, except to the extent of any pecuniary interest therein. This report shall not be deemed an admission that any of the reporting persons is the beneficial owner of such securities for purposes of Section 16 or for any other purpose.